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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                 Post Effective Amendment No. 1 to FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                             Sanguine Corporation
                  ---------------------------------------
          (Exact Name of Registrant as Specified in its Charter)

            Nevada                         95-4347608
  (State or Other Jurisdiction         (IRS Employer ID No.)
  of incorporation or organization)

                        101 East Green Street, #11
                        Pasadena, California  91105
                       --------------------------
               (Address of Principal Executive Offices)

                           (626) 405-0079
                           --------------
           (Issuer's Telephone Number, including Area Code)

             April 2000 Consultant Compensation Agreement
              ------------------------------------------
                      (Full Title of the Plan)

                            Thomas C. Drees
                        101 East Green Street, #11
                        Pasadena, California  91105
                        --------------------------
                (Name and Address of Agent for Service)

                            (626) 405-0079
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee (1)
-----------------------------------------------------------------------------
$0.001 par
value common
voting stock   1,350,000 (2)(3)    $0.25        $337,500         $93.86
-----------------------------------------------------------------------------
     (1) Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plan.

     (2) Shares issued to two executive officers, Messrs. Hargreaves and Nelson, shall be subject to resale under Rule 144 except for provisions respecting the holding period.

     (3) All persons who were issued securities of the Registrant pursuant to this Registration Statement have agreed to a lock-up respecting these securities that prohibits any sale or other disposition thereof until May 7, 2001, as a condition to the private placement of certain "restricted securities" of the Registrant currently being offered to "accredited investors."

                               SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                              REGISTRANT:

Date: 8/30/00            /s/ Thomas C. Drees
                         Thomas C. Drees, Ph.D.
                              President and
                         Director

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date: 8/30/00            /s/ Thomas C. Drees
                         Thomas C. Drees, Ph.D.
                              President and
                         Director

Date: 8/30/00            /s/ Anthony G. Hargreaves
                         Anthony G. Hargreaves
                              Secretary/Treasurer and
                         Director

Date: 8/30/00            /s/ David E. Nelson
                         David E. Nelson
                         CFO and Director